Exhibit 10.3

Letter Agreement

Between

AGCO Corporation

Duluth, Georgia, USA

and

Tractors and Farm Equipment Limited

Chennai, India

This sets out the agreement of Tractors and Farm Equipment Limited (“TAFE”) on behalf of itself and its shareholders (other than AGCO) and AGCO Corporation (“AGCO”) to create safeguards to mitigate the possible consequences of ownership changes to either TAFE/ its shareholders or AGCO. The expressions TAFE and AGCO include their respective successors, successors in business, group companies and permitted assigns.

The parties have identified the various risks and have concluded that the following scenarios require pre-determined action options to be put in place:

1.	Change in beneficial ownership of AGCO;

2.	Acquisition by AGCO of/ merger with a competitor with existing interests in India.

In view of the above and without prejudice to the respective legal rights and remedies available to either party under existing agreements, the parties agree:

1.	AGCO CHANGE OF OWNERSHIP

In the event that a competitor of TAFE (i) acquires a minimum 15% stake or control in AGCO and holds one directorship at the board level; or (ii) becomes the single largest holder of shares (with or without voting or management rights) in ACGO and holds one directorship at the board level:

(a)	the Shareholders of TAFE (other than AGCO) shall have the right to purchase AGCO’s entire shareholding in TAFE at a price to be mutually agreed upon;

(b)	TAFE will also have the right to purchase the Massey Ferguson marks for use in India, Nepal and Bhutan again at a value to be mutually agreed upon. Notwithstanding, AGCO will grant a free-of-charge three year License to use such marks to TAFE in order to allow TAFE a structured brand name transition and during the said period, the proprietor of the marks used by TAFE shall not use the said mark(s) in the said territories; and

(c)	At TAFE’s option, AGCO shall extend all current valid distribution arrangements with TAFE for up to three years (as determined by TAFE) from the date of the triggering event.

2.	AGCO ACQUISITION OF/MERGER WITH A COMPETITOR

In the event that AGCO acquires, and/ or merges with, a competitor with existing interests in India, then without prejudice to the rights of TAFE, the rights as set out in 1 above and prior to completion of such acquisition, will be triggered also.

TRACTORS AND FARM EQUIPMENT LIMITED		AGCO CORPORATION

By:	/s/ Mallika Srinivasan	By:	/s/ D. Lupton
Its:	Director	Its:	SVP & General Counsel
		Date:	23 July 2007
By:	/s/ Mallika Srinivasan
Its:	Shareholder
Date:	3rd August ‘07